Exhibit 99.1

Great American Insurance Company to Acquire National Interstate Corporation

Shareholders to Receive $32.00 Per Share in Cash and $0.50 Special Dividend

RICHFIELD, Ohio, July 25, 2016 – National Interstate Corporation (Nasdaq: NATL) (“National Interstate” or the “Company”) announced today that it has entered into a definitive agreement with Great American Insurance Company, a wholly-owned subsidiary of American Financial Group, Inc. (“Great American”), in which Great American will acquire the approximately 49% of the Company’s issued and outstanding common shares that Great American does not presently own. The merger is an all-cash transaction that values the Company at approximately $660 million, including assumption of debt in connection with the merger.

National Interstate is the holding company for a specialty property-casualty insurance group which offers products and services designed to meet the unique needs of niche markets. Great American is a property and casualty insurance company, focusing on specialty commercial products for businesses, and in the sale of traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets.

Under the terms of the proposed merger, National Interstate shareholders will receive $32.00 in cash for each share of National Interstate common stock they hold. In addition, National Interstate will pay a special dividend of $0.50 per common share upon the closing of the merger. This represents a premium of approximately 43.7% to the Company’s closing stock price on March 4, 2016, the last trading day before American Financial Group, Inc. (“AFG”), Great American’s parent company, announced that Great American was proposing to acquire all of the outstanding common shares of National Interstate that Great American did not already own.

National Interstate’s Board of Directors has unanimously approved (other than directors affiliated with Great American, who recused themselves from such approval) the proposed merger based upon the unanimous recommendation of a Special Committee, which was comprised of independent directors not affiliated with Great American and advised by its own financial and legal advisors.   The Special Committee and the Board each recommend that the Company’s shareholders adopt the merger agreement.

“We have come to know AFG and Great American well over the years and value our deep relationship with them,” said Anthony J. Mercurio, National Interstate’s President and Chief Executive Officer. “Given that longstanding relationship, we are excited about National Interstate's future as a wholly-owned subsidiary within AFG's family of companies.”

The proposed merger is expected to close in the fourth quarter of 2016, subject to approval by the Company’s shareholders, including approval by a majority of the Company’s shareholders other than Great American and regulatory authorities, as well as the satisfaction or waiver of customary closing conditions.

Morgan Stanley & Co. LLC is acting as financial advisor to the Special Committee, and Willkie Farr & Gallagher LLP is acting as its legal advisor. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Great American.

National Interstate will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) containing a summary of terms and conditions of the proposed merger.

About National Interstate Corporation
National Interstate Corporation (Nasdaq: NATL), founded in 1989, is the holding company for a specialty property-casualty insurance group which offers products and services designed to meet the unique needs of niche markets. Products include insurance for passenger, truck, and moving and storage transportation companies, alternative risk transfer, or captive programs for commercial risks, specialty personal lines products focused primarily on recreational vehicle owners, and transportation and general commercial insurance in Hawaii and Alaska. The Company's insurance subsidiaries, including the three primary insurers, National Interstate Insurance Company, Vanliner Insurance Company and Triumphe Casualty Company, are rated "A" (Excellent) by A.M. Best Company. Headquartered in Richfield, Ohio, National Interstate is an independently operated subsidiary of Great American Insurance Company, a property-casualty subsidiary of American Financial Group, Inc. (NYSE: AFG).

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by the Company shareholders and regulatory authorities in connection with the proposed merger; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; and operating costs and business disruption may be greater than expected. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. There can be no assurance that the merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company at the following:

Contact:
Gary Monda
Vice President & Chief Investment Officer
National Interstate Corporation
877-837-0339
investorrelations@nationalinterstate.com
www.natl.com

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 29, 2016 and Current Report on Form 8-K filed by the Company with the SEC on July 25, 2016 in connection with the proposed merger. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph.

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